LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND INC PREC14A
Filing Date: 4/7/00


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 TYPE:  PREC14A
 SEQUENCE:  1


                          SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant  [     ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:

[X] Preliminary Proxy Statement     [  ]  Confidential, For Use of the
                                            Commission Only (as
                                            permitted
                                            by Rule 14a-6(e)(2))

[   ]     Definitive Proxy Statement

[   ]     Definitive Additional Materials

[   ]     Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12
             LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND, INC.
------------------------------------------------------------------------
                   (Name of Registrant as Specified in its Charter)
                             Phillip Goldstein
------------------------------------------------------------------------

   (Name of Person(s) Filing Proxy Statement, if Other Than the
Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
and 0-11.

          (1) Title of each class of securities to which transaction applies: _____________________________________________

          (2) Aggregate number of securities to which transaction applies: _____________________________________________

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                 ______________________________________________________
          (4)    Proposed maximum aggregate value of transaction:
                 ______________________________________________________
          (5)    Total fee paid:_______________________________________
 [   ]     Fee paid previously with preliminary materials.



[   ]   Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the
offsetting fee was paid previously.   Identify the previous filing by
registration statement number, or the form or schedule and the date of its filing.

       (1)   Amount previously paid:
             _______________________________________
       (2)   Form, Schedule or Registration Statement No.:
             _______________________________________
       (3)   Filing Party:
             _______________________________________
       (4)   Date Filed:
             _______________________________________






                           Phillip Goldstein
                   60 Heritage Drive, Pleasantville, NY 10570
                      (914) 747-5262 // Fax (914) 747-5258

                                                              April ____, 2000

Dear Fellow Lincoln National Convertible Securities Fund Shareholder:

Shares of Lincoln National Convertible Securities Fund (the "Fund") have been trading at substantial discounts from net asset value ("NAV") and have been under-performing convertible securities indices for years. I believe that it is now time for the Fund to take effective steps to address its discount problems.

As you know, Fund's shares have traded at a double-digit discount, sometimes even exceeding 30% during the last year. As of ________, 2000, shares were trading at a discount of ____%. The dividend has been slashed and the Fund's shares have been subject to significant price volatility. Because I believe it is time for aggressive action to narrow the discount, I intend to nominate two shareholders including myself for election as directors at the 2000 Annual Meeting of Shareholders. I also intend to propose a new by-law for the Fund to require that the management agreement be approved annually by a vote of the shareholders.

I am committed to exploring and implementing measures intended to increase the market price of your shares. If elected, I would encourage the Board of Directors to consider and to implement a variety of actions designed to enhance stockholder value.

Some of these might include, but are not limited to:

  - Significant perpetual repurchases of shares in the market, which would have the effect of increasing NAV per share and the likely effect of reducing the discount;

  - Conducting a tender offer to those shareholders who want it while minimizing the impact on those investors who choose to remain;

  - Implementing an open-ending or conversion to an interval fund;


If you have already returned the WHITE proxy card sent to you by the Board and you want to elect directors who are committed to taking action designed to narrow or eliminate the discount, you must return a GREEN proxy card. Remember, only the last valid proxy card you submit is counted and it supersedes any previous ones. Therefore, once you submit a GREEN proxy card, please do not sign and submit a later dated WHITE proxy card, as that will invalidate your GREEN proxy vote. If you have any questions, please call me at
(914) 747-5262 or e-mail me at OPLP@att.net.



                                                Yours truly,


                                                Phillip Goldstein





        PROXY STATEMENT IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF
             DIRECTORS OF LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND INC.

           ANNUAL MEETING OF SHAREHOLDERS (To be held on May 5, 2000)

My name is Phillip Goldstein. I have been a shareholder of Lincoln National Convertible Securities Fund Inc. (the "Fund") since -------------. I am sending this proxy statement and the enclosed GREEN proxy card to holders of record on March 16, 2000 (the "Record Date") of the Fund. I am soliciting a proxy to vote your shares at the 2000 Annual Meeting of Shareholders of the Fund (the "Meeting") on Friday, May 5, 2000 at 10:00 a.m. (CDT), and at any and all adjournments or postponements of the Meeting.

This proxy statement and the enclosed GREEN proxy card are first being sent to
shareholders of the Fund on or about April   , 2000.

                                  INTRODUCTION

There are two matters (or proposals) that the Fund has scheduled to be voted upon at the Meeting:

1. To elect two directors for the Fund to hold office until their successors are elected and qualified.

2. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for each Fund for the fiscal year ending December 31, 2000.;

In addition, I will present the following proposal at the Meeting:

3. RESOLVED:The following by-law shall be adopted: "Notwithstanding anything in these bylaws to the contrary, the Corporation shall comply with The Investment Company Act of 1940 by submitting the investment advisory agreement to a vote by shareholders in 2001 and every other year thereafter. The provisions of this by-law may be amended, added to, rescinded or repealed at any meeting of the shareholders only upon the affirmative vote of a majority of the shares present and entitled to vote at the meeting."

With respect to these matters, I am soliciting a proxy to vote your shares FOR of the election of Phillip Goldstein and Ralph Bradshaw as directors of the Fund and FOR the proposed change to the by-law. I am making no recommendation as to how your shares should be voted on the ratification of the selection of the Fund's independent auditors.

How Proxies Will Be Voted

All of the proposals scheduled by the Fund to be voted on at the Meeting are included on the enclosed GREEN proxy card. If you wish to vote FOR the election of my nominees to the Board, you may do so by completing and returning a GREEN proxy card.

If you return a GREEN proxy card to me or to my agent, your shares will be voted on each matter as you indicate. If you do not indicate how your shares are to be voted on a matter, they will be voted FOR election of Phillip Goldstein and Ralph Bradshaw to the Board and FOR the proposal to change the Fund's by-laws to require annual approval of the Fund's investment advisory agreement by a vote of the shareholders, and will ABSTAIN from voting on the ratification of the selection of the Fund's independent auditor.

If you return a GREEN proxy card, you will be granting the persons named as proxies discretionary authority to vote on any other matters of which they are not now aware that may come before the Meeting. These may include, among other things, matters relating to the conduct of the Meeting. The proxies may also temporarily decline to attend the Meeting, thereby preventing a quorum in order to solicit additional proxies or for any other legal reason.





Voting Requirements

If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies, consideration of matters of which I am not aware at this time, or negotiations with the incumbent directors. The proxies may also propose one or more adjournments for other legal reasons not currently foreseen. If an adjournment of the Meeting is proposed, the persons named as proxies on the GREEN proxy card will vote for or against such adjournment in their discretion. The proxies may also temporarily decline to attend the Meeting, thereby preventing a quorum to solicit additional proxies or for other legal reasons not currently foreseen. Please refer to the Fund's proxy statement for the voting requirements for proposal 1 and proposal 2. Proposal 3 requires the affirmative vote of the majority of votes cast at the meeting for passage.

Revocation of Proxies

You may revoke any proxy you give to management or to me at any time prior to its exercise by (i) delivering a written revocation of your proxy to the Fund;
(ii) executing and delivering a later dated proxy to me or to the Fund or to our respective agents; or (iii) voting in person at the Meeting. (Attendance at the Meeting will not in and of itself revoke a proxy.) There is no limit on the number of times you may revoke your proxy prior to the Meeting. Only the latest dated, properly signed proxy card will be counted.

Information Concerning the Soliciting Shareholder

The shareholder making this solicitation is Phillip Goldstein, 60 Heritage Drive, Pleasantville, NY 10570. I am an investment manager who presently manages investment portfolios having assets in excess of $50 million. Since December 1, 1992, I have been the president and 50% shareholder of a company that serves as the general partner of a private investment partnership. That partnership is a shareholder in the Fund. Since 1996, I have taken an active role in urging the management of certain registered closed-end investment companies to take various actions that I believe would benefit those companies and their shareholders.

As of __________, I owned jointly with my wife one share of Common Stock of the Fund. I am also deemed to be the beneficial owner of ---------- shares of Common Stock held in brokerage accounts by my clients and me. Combined, these personal and client positions total ---------- shares, representing approximately ---% of the Fund's outstanding Common Stock. Exhibit 1 to this proxy statement contains a schedule showing my purchases and sales of Common Stock within the past two years.

                           REASON FOR THE SOLICITATION

Shares of the Fund have been trading at a substantial discount from net asset
value, in recent months even exceeding -30%.   I believe that stockholders
owning a significant percentage of the Fund's outstanding shares do not believe that sufficient steps have been taken to address this situation.

For example, while the Fund's board has authorized a share buyback program to repurchase up to 5% of its outstanding shares, the Fund's proxy indicates that, as of the March 16 record date, not a single share had been purchased by the Fund. Repurchasing shares at -30% discount benefits remaining shareholders by increasing the NAV per share but, at the same time, reduces assets under management and thus the management fee. Because of the investment manager's potential conflict of interest, the Fund's board must provide firm leadership to provide this clear benefit to the owners of the Fund. Instead of utilizing this authorized but unused tool, however, the board has chosen to reduce its accountability to shareholders by unilaterally adopting a staggered board structure without notification to or approval from the owners of the Fund.
Both the Board of Directors and the Investment Advisor should be more accountable to the shareholders, not less.

I am conducting this contest in order to give all shareholders an opportunity to elect individuals who are not nominated by or affiliated with management as directors and to change the Fund's by-laws to make the investment manager more accountable to the Fund's owners. Election of my director nominees and passage of my proposal will send a strong message that continuing to operate under the status quo is unacceptable.

                             CERTAIN CONSIDERATIONS

In deciding whether to give me your proxy, you should consider the following:

Implementation of certain Board actions may require shareholder approval, and no assurance can be given that such approval will be obtained. In addition, various costs, which would be borne indirectly by shareholders, may be associated with certain actions, including but not limited to those associated with holding a special meeting of shareholders. I believe that such costs are far outweighed by the benefits to most shareholders of these actions. In addition, certain actions may have adverse tax consequences for some shareholders that cannot be quantified at this time.

I believe that all shareholders of the Fund will benefit if any actions taken to reduce or eliminate the discount from NAV are successful. However, my clients who hold shares of the Fund pay me fees. These fees are based upon a share of the profits the client earns and will be greater if the value of the Fund's shares increases.





                              ELECTION OF DIRECTORS


At the Meeting, I will nominate the following persons for election as Class 1 directors to have a term of office until their successors are elected and qualified. Each nominee has consented to serve if elected and to being named in the proxy statement.



Name, Address,         Age               Principal Business Occupation(s)
------------------------------------------------------------------------

Phillip Goldstein    (Age 55)            Since 1992, Mr. Goldstein has managed
60 Heritage Drive                        investments for a limited number of
Pleasantville, NY  10570                 clients and has served as the portfolio
                                         manager and president of the general
                                         partner of Opportunity Partners, a
                                         private investment partnership. Mr.
                                         Goldstein has been an advocate for
                                         shareholder rights since 1996. He was a
                                         director of Clemente Strategic Value
                                         Fund from 1998 to 2000 and has been a
                                         director of The Mexico Equity and
                                         Income Fund since February 2000.


Ralph W. Bradshaw  (Age 49)              Mr. Bradshaw has served as a Consultant
One West Pack Square                     to Deep Discount Advisors, Inc. and Ron
Suite 750                                Olin Investment Management Company, who
Asheville, NC 28801                      are registered investment advisors
                                         specializing in closed-end fund
                                         investments, for over five years.
                                         In previous years, he has held
                                         various managerial positions.
                                         Mr. Bradshaw currently serves as a
                                         Director on the Boards of The Clemente
                                         Strategic Value Fund (1998), The
                                         Austria Fund (1999), The Central
                                         European Value Fund (1999), and The
                                         Portugal Fund (1999), all NYSE-listed
                                         closed-end funds.


As of March 16, 2000 Mr. Goldstein and Mr. Bradshaw beneficially owned --------- and 1,001 shares of the Fund respectively.

Other than fees that may be payable by the Fund to its directors, neither nominee has any arrangement or understanding with any person with respect to any future employment by the Fund or by any affiliate of the Fund.


The persons named as proxies on the enclosed GREEN proxy card intend, in the absence of contrary instructions, to vote all proxies they are entitled to vote FOR the election of the above persons, each of whom have consented to stand for election and to serve if elected. If any nominee is unable to serve, an event not now anticipated, the proxies will be voted for such other person (who shall be disinterested), if any, as is designated by the persons named as proxies.

                     RATIFICATION OF THE INDEPENDENT AUDITOR

The incumbent board of directors has selected PricewaterhouseCoopers LLP as the independent auditors of the Fund for the fiscal year ending December 31, 2000. Without further information, I cannot make any recommendation. Therefore, in the absence of contrary instructions, the persons named as proxies on the GREEN proxy card intend to ABSTAIN from voting on this matter.

                PROPOSAL TO CHANGE THE FUND'S BY-LAWS TO REQUIRE ANNUAL
               APPROVAL OF THE INVESTMENT ADVISORY CONTRACT BY A
                          VOTE OF THE SHAREHOLDERS

RESOLVED: The following by-law shall be adopted: "Notwithstanding anything in these bylaws to the contrary, the Corporation shall comply with The Investment Company Act of 1940 by submitting the investment advisory agreement to a vote by shareholders in 2001 and every other year thereafter. The provisions of this by-law may be amended, added to, rescinded or repealed at any meeting of the shareholders only upon the affirmative vote of a majority of the shares present and entitled to vote at the meeting."


Supporting Statement

Section 15a-2 of The Investment Company Act of 1940 requires every mutual fund's investment advisory agreement to be "approved at least annually by the board of directors or by vote of a majority of the outstanding voting securities." Since this Act specifically permits shareholders to approve the investment advisory agreement, and for the reasons enumerated in this proxy, shareholders of our Fund should be given this responsibility.

Article XI of the by-laws of the Fund read, " The Bylaws of the Corporation may be amended, added to , rescinded or repealed at any meeting of the shareholders, or by vote of a majority of the directors then in office at any meeting of the Board of Directors, provided notice of the meeting or any waiver thereof; except that after the initial issue of any shares of capital stock of the Corporation, the provisions of this Article XI may be altered, amended or repealed only upon the affirmative vote of the holders of a majority of all shares of capital stock of the Corporation at the time outstanding and entitled to vote."

After years of the Fund's under-performance relative to convertible securities indices and with shares of the Fund trading at historically high discounts, the investment advisor should be more accountable to the owners of the Fund. The Investment Company Act contains a provision that allows shareholders to demand just that and this proposal will make that desire a reality.

             PRINCIPAL HOLDERS OF VOTING SECURITIES

A Schedule 13g filing dated April 4, 2000 indicates that Deep Discount Advisors, Inc. and Ron Olin Investment Management Company are beneficial owners of
331,501 shares and 323,500 shares or 5.2% and 5.1% respectively of the Fund's outstanding shares. Ralph Bradshaw is a former employee and currently a
consultant to Deep Discount Advisors.   He has been a consultant to Ron Olin
Investment Management Company since 1995. Neither company is a party to this solicitation and, as passive investors in the Fund's shares, they are not endorsing Mr. Bradshaw' s candidacy.


                                THE SOLICITATION

I am making this solicitation personally. Persons affiliated with or employed by the general partner of the investment partnership that I manage may assist me in the solicitation of proxies, as may Mr. Bradshaw. They will not receive any special compensation for their services. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners of shares of Common Stock for whom they hold shares of record. I will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, Ralph. Bradshaw and I will personally bear all of the expenses related to this proxy Solicitation which I estimate to be approximately $25,000. Because I believe that the shareholders will benefit from this solicitation, I intend to seek reimbursement of these expenses from the Fund. Shareholders will not be asked to vote on the reimbursement of solicitation expenses incurred by either the incumbent directors or me. If I am not reimbursed by the Fund, I may seek reimbursement from one or more of my clients or from the general partner of the investment partnership that I manage.

I am not and, within the past year, have not been a party to any contract, arrangement or understanding with any person with respect to any securities of the Fund. In addition, there is no arrangement or understanding involving either myself or any affiliate that relates to future employment by the Fund or any future transaction with the Fund.

                              ADDITIONAL PROPOSALS

I know of no business that will be presented for consideration at the Meeting other than that set forth in this proxy statement and in the Fund's proxy statement. If any other matters are properly presented for consideration at the Meeting, it is the intention of the persons named as proxies in the enclosed GREEN proxy card to vote in accordance with their own best judgment on such matters.

DATED: April --------, 2000


               EXHIBIT 1: SECURITIES OF THE FUND PURCHASED OR SOLD
             WITHIN THE PAST TWO YEARS BY THE SOLICITING SHAREHOLDER

Except as disclosed in this proxy statement, I have not had any interest, direct or indirect in the Fund. The following table sets forth certain information with respect to purchases and sales of shares of Common Stock of the Fund within the past two years by Ralph Bradshaw, by me and by accounts holding shares as to which I am deemed to be the beneficial owner (the "Accounts"). Some of the shares are held in margin accounts, together with other securities. Therefore, a portion of the purchase price and market value of the shares may from time to time be represented by margin borrowings, depending upon the net debit balances, if any, of the margin accounts, which fluctuate daily.

    Shares Purchased /(Sold)            Date



                                   PROXY CARD

          PROXY SOLICITED IN OPPOSITION TO THE BOARD OF DIRECTORS OF LINCOLN
                 NATIONAL CONVERTIBLE SECURITIES FUND INC.
                   BY PHILLIP GOLDSTEIN, A SHAREHOLDER

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2000

The undersigned hereby appoints Albert Goldstein, ..... , Ralph Bradshaw, and
Phillip Goldstein, and each of them, as the undersigned's proxies, with full power of substitution, to attend the Annual Meeting of Stockholders of LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND, INC. (the "Fund") on Friday, May 5, 2000 at 10:00 a.m. (CDT) (the "Meeting"), and any adjournment or postponement thereof, and to vote on all matters that may come before the Meeting and any such adjournment or postponement the number of shares that the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as specified below. The proxies may vote in their discretion with respect to such other matter or matters as may come before the Meeting and with respect to all matters incident to the conduct of the Meeting. The proxies may also temporarily decline to attend the Meeting, thereby preventing a quorum in order to solicit additional proxies or for any other legal reason.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [ ].)

1.   ELECTION OF TWO CLASS I DIRECTORS .

    FOR all of the nominees listed below [ ]        WITHHOLD AUTHORITY [ ]
   (except as indicated to the contrary below)      to vote for all of the
                                                    nominees listed below


         PHILLIP GOLDSTEIN, RALPH BRADSHAW

   To withhold authority to vote for one or more nominees, enter the name(s) of the nominee(s) below.

   -----------------------------------------------------------------------

2. To ratify the selection of PricewaterhouseCoopers L.L.P. as Independent Auditors for the Fund for the fiscal year ending December 31, 2000:

     FOR [ ]            AGAINST [ ]       ABSTAIN [ ]

3. RESOLVED: The following by-law shall be adopted: "Notwithstanding anything in these bylaws to the contrary, the Corporation shall comply with The Investment Company Act of 1940 by submitting the investment advisory agreement to a vote by shareholders in 2001 and every other year thereafter. The provisions of this by-law may be amended, added to, rescinded or repealed at any meeting of the shareholders only upon the affirmative vote of a majority of the shares present and entitled to vote at the meeting."



     FOR [ ]            AGAINST [ ]       ABSTAIN [ ]



         Important - - Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted for the election of the nominees named above in Proposal 1 and for Proposal 3 and will abstain from voting on Proposal 2. The undersigned hereby acknowledges receipt of the proxy statement dated April -------, 2000 of Phillip Goldstein and revokes any proxy previously executed. (Important - Please be sure to enter date.)

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person. Please return promptly in the enclosed envelope.


SIGNATURE(S)______________________________________   Dated: _______________